CERTIFICATE OF TRUST
                                       OF
                               NATIONS FUNDS TRUST

              THIS Certificate of Trust of Nations Funds Trust (the "Trust"), has been duly executed and is being filed by the undersigned, as Initial Trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code ss. 3801 et seq.) (the "Act").

         1. Name. The name of the business trust formed hereby is NATIONS FUNDS TRUST.

         2. Registered Office; Registered Agent. The business address of the registered office of the Trust in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Trust's registered agent at such address is The Corporation Trust Company.

         3. Notice of Series. Notice is hereby given that the Trust shall consist of one or more series. Notice is given pursuant to Section 3804 of the Act that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         4. Investment Company. The Trust will become a registered investment company under the Investment Company Act of 1940, as amended, prior to the issuance of beneficial interests in the Trust.

         5. Effective Date. This Certificate shall be effective as of its filing.

              IN WITNESS WHEREOF, the undersigned Trustees of the NATIONS FUNDS TRUST have executed this certificate as of this 22nd day of October, 1999.


                                               /s/ Marco E. Adelfio
                                               --------------------
                                                Marco E. Adelfio


                                               /s/ Steven G. Cravath
                                               ---------------------
                                                Steven G. Cravath


                                               /s/ Barry I. Pershkow
                                               ---------------------
                                                Barry I. Pershkow